EXHIBIT 23.2

                        CONSENT OF BDO SEIDMAN LLP


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Independent TeleMedia Group, Inc.
Los Angeles, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated January 30, 1995, except for Note K, as to which the date is June 6, 1995, which contains an explanatory paragraph regarding uncertainties as to the outcome of a lawsuit and another matter relating to the consolidated financial statements of Independent TeleMedia Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994.

We also consent to the reference to us under the caption
"Experts" in the Prospectus.



                                /s/ BDO SEIDMAN, LLP


Los Angeles, California
February 26, 1996